EXHIBIT 5.1

GRAY CARY WARE & FREIDENRICH
A Professional Corporation



ATTORNEYS AT LAW
400 HAMILTON AVENUE
PALO ALTO, CA  94301-1825
TEL: (415) 328-6561
FAX: (415) 327-3699

http://www.gcwf.com                                                 OUR FILE NO:
                                                                  1010646-900000


                                October 24, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      SciClone Pharmaceuticals, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         As legal counsel for SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of the Company's Common Stock, without par value (the "Shares").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

         Based on such examination, we are of the opinion that the Shares are duly authorized shares of the Company's Common Stock and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.



                                                Respectfully submitted,

                                                /s/ Gray Cary Ware & Freidenrich

                                                GRAY CARY WARE & FREIDENRICH
                                                A Professional Corporation




   SAN DIEGO _ SAN DIEGO/GOLDEN TRIANGLE _ PALO ALTO _ LA JOLLA _ SAN JOSE _
                      IMPERIAL VALLEYMEXICO CITY _ TIJUANA